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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
MUELLER INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MUELLER INDUSTRIES, INC.
8285 Tournament Drive, Suite 150
Memphis, Tennessee 38125
Telephone (901) 753-3200

Notice of Annual Meeting of
Stockholders to be Held
May 10, 2001

To the Stockholders of
Mueller Industries, Inc.

    The Annual Meeting of Stockholders of Mueller Industries, Inc. (the "Company"), will be held at the Company's headquarters at 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125 on Thursday, May 10, 2001, at 10:00 A.M. local time, for the following purposes:

  1.
  To elect five directors, each to serve until the next annual meeting of stockholders (tentatively scheduled for May 10, 2002) or until his successor is elected and qualified;

  2.
  To consider and act upon a proposal to approve the appointment of Ernst & Young LLP, independent public accountants, as auditors of the Company for the fiscal year ending December 29, 2001; and

  3.
  To consider and transact such other business as may properly be brought before the Annual Meeting and any adjournment(s) thereof.

    Only stockholders of record at the close of business on March 13, 2001, will be entitled to notice of and vote at the Annual Meeting or any adjournment(s) thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be prepared and maintained at the Company's corporate headquarters at 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125. This list will be available for inspection by stockholders of record during normal business hours for a period of at least 10 days prior to the Annual Meeting.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE SIZE OF YOUR HOLDINGS. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON, WE URGE YOU TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                      John P. Fonzo
                       Corporate Secretary

March 23, 2001

PROXY STATEMENT
MUELLER INDUSTRIES, INC.
8285 Tournament Drive, Suite 150
Memphis, Tennessee 38125
Telephone: (901) 753-3200

Annual Meeting of Stockholders
May 10, 2001

SOLICITATION OF PROXIES

    The accompanying proxy is solicited by the Board of Directors of Mueller Industries, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders (the "Annual Meeting") to be held at the Company's headquarters at 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125, on Thursday, May 10, 2001, at 10:00 A.M. local time, or at any adjournment(s) thereof.

    This Proxy Statement, together with the Company's Annual Report for the fiscal year ended December 30, 2000, is first being mailed on or about March 23, 2001.

    When a proxy card is returned properly signed, the shares represented thereby will be voted in accordance with the stockholder's directions appearing on the card. If the proxy card is signed and returned without directions, the shares will be voted in favor of the proposals set forth thereon and for the nominees named herein. The discretion granted in the accompanying proxy card includes the authority to vote on all additional matters properly coming before the Annual Meeting as the persons named in the proxy deem appropriate. A stockholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by giving written notice to the secretary of the Annual Meeting, or by casting a ballot at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by election inspectors appointed for the Annual Meeting. The election inspectors will also determine whether a quorum is present. The holders of a majority of the shares of common stock, $.01 par value per share ("Common Stock"), outstanding and entitled to vote who are present either in person or represented by proxy will constitute a quorum for the Annual Meeting. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

VOTING SECURITIES

    The Company had 33,374,361 shares of Common Stock outstanding at the close of business on March 13, 2001, which are the only securities of the Company entitled to be voted at the Annual Meeting. The record holder of each share of Common Stock is entitled to one vote on each matter that may properly be brought before the Annual Meeting. Only stockholders of record at the close of business on March 13, 2001, will be entitled to notice of, and to vote at, the Annual Meeting. The Company's Certificate of Incorporation and Bylaws do not provide for cumulative voting for the election of Directors.

PRINCIPAL STOCKHOLDERS

    As of March 13, 2001, the following parties were known by the Company to be the "beneficial owner" of more than five percent of the Common Stock:

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class
Harvey L. Karp c/o Mueller Industries, Inc. 8285 Tournament Drive, Suite 150 Memphis, Tennessee 38125	3,634,000	(1)	9.82	%(1)
Berkshire Hathaway Inc. 1440 Kiewit Plaza Omaha, Nebraska 68131	3,217,100	(2)	9.64	%(4)
The Prudential Insurance Company Of America 251 Broad Street Newark, New Jersey 07102-3777	1,954,056	(3)	5.86	%(4)

(1)
Includes 3,600,000 shares of Common Stock which are subject to currently exercisable stock options.

(2)
Information obtained from a Schedule 13G, dated February 13, 2001, filed with the Securities and Exchange Commission on behalf of Warren E. Buffett, Berkshire Hathaway Inc., OBH, Inc. and National Indemnity Company. The Schedule 13G reported ownership of 3,217,100 shares of Common Stock then outstanding. The Schedule 13G reported shared voting power and shared dispositive power over 3,217,100 shares.

(3)
Information obtained from a Schedule 13G, dated February 5, 2001, filed with the Securities and Exchange Commission on behalf of The Prudential Insurance Company of America. The Schedule 13G reported ownership of 1,954,056 shares of Common Stock then outstanding. The Schedule 13G reported that The Prudential Insurance Company of America has sole voting power over 45,400 shares, shared voting power over 1,888,456 shares, sole dispositive power over 45,400 shares and shared dispositive power over 1,888,456 shares.

(4)
The percent of class shown was based on the shares of Common Stock reported on the respective Schedules 13G and the total number of shares outstanding as of December 31, 2000. The difference in the total number of shares outstanding on December 31, 2000 and March 13, 2001 does not materially affect the percentage of ownership of the class.

ELECTION OF DIRECTORS

    The Board of Directors proposes to elect the following five persons at the Annual Meeting to serve (subject to the Company's Bylaws) as directors of the Company until the next Annual Meeting (tentatively scheduled for May 10, 2002), or until the election and qualification of their successors: Gary S. Gladstein, Robert B. Hodes, Harvey L. Karp, G.E. Manolovici, and William D. O'Hagan. If any such person should be unwilling or unable to serve as a director of the Company, which is not anticipated, the persons named in the proxy will vote the proxy for substitute nominees selected by them unless the number of directors has been reduced to the number of nominees willing and able to serve.

    Directors are elected by a plurality of the votes cast. "Plurality" means that the individuals who receive the greatest number of votes cast "For" are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Consequently, any shares not voted "For" a particular director (whether as result of a direction to withhold or a broker non-vote) will not be counted in such director's favor.

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE
OFFICERS AND INFORMATION ABOUT DIRECTOR NOMINEES

    The following table sets forth, as of March 13, 2001, information about the 4,638,088 shares of Common Stock (calculated based on 33,374,361 shares outstanding) beneficially owned by each of the Company's current directors, nominees for director, executive officers and Named Officers (as defined under "Executive Compensation"). Unless otherwise indicated, all directors and nominees for director, executive officers and Named Officers have sole voting and investment power with respect to the shares of Common Stock reported. The table and the accompanying footnotes set forth the foregoing persons' current positions with the Company, principal occupations and employment over the preceding five years, age and directorships held in certain other publicly-owned companies.

Principal Occupation, Employment, etc.	Common Stock Beneficially Owned as of March 13, 2001	Percent of Class
Gary S. Gladstein	22,500	*
Director of the Company since July 1, 2000; Director of Jos. A. Bank Clothiers, Inc., IRSA Inversiones y Representaciones S.A. and Cresud S.A.; age 56 (1)
Robert B. Hodes	44,000	*
Director of the Company since February 10, 1995; Director of W.R. Berkley Corporation, Globalstar Telecommunications Limited, Loral Space & Communications Ltd., K & F Industries, Inc., R. V. I. Guaranty, Ltd. and LCH Investments N.V; age 75 (2)
Harvey L. Karp	3,634,000	9.82%
Chairman of the Board of Directors since October 8, 1991; Director since August 1991; age 73 (3)
G.E. Manolovici	14,000	*
Director of the Company since November 30, 1998; age 64 (4)

William D. O'Hagan	679,916	2.00%
Chief Executive Officer of the Company since January 1, 1994; Chief Operating Officer of the Company since June 22,1992; President of the Company since December 1, 1992; Director of the Company since January 1993; age 59 (5)
John P. Fonzo	0	*
Vice President, General Counsel and Secretary of the Company Since July 5, 2000, age 45 (6)
Roy C. Harris	70,716	*
Vice President and Chief Information Office of the Company since July 5, 2000; age 58 (7)
Kent A. McKee	86,304	*
Chief Financial Officer of the Company since April 1, 1999; Vice President of the Company since February 11, 1999; age 40 (8)
Lee R. Nyman	86,652	*
Senior Vice President—Manufacturing/Engineering of the Company since February 11, 1999; age 48 (9)
Executive Officers, Named Officers and Directors as a Group	4,638,088	12.20	%**

*
Less than 1%

**
Includes 4,181,600 shares of Common Stock which are subject to currently exercisable stock options held by officers and directors of the Company.

(1)
Mr. Gladstein previously served as a director of the Company from 1990 to 1994. Mr. Gladstein is currently a Senior Consultant at Soros Fund Management. He was Chief Operating Officer at Soros Fund Management from 1985 until his retirement at the end of 1999. The number of shares owned by Mr. Gladstein includes 4,000 shares of Common Stock owned by Mr. Gladstein's son. Mr. Gladstein disclaims beneficial ownership of the 4,000 shares of Common Stock owned by his son.

(2)
Mr. Hodes is Counsel to the New York law firm of Willkie Farr & Gallagher. The number of shares of Common Stock beneficially owned by Mr. Hodes includes (i) 2,200 shares of Common Stock owned by Mr. Hodes' children and (ii) 8,000 shares of Common Stock which are subject to currently exercisable stock options.

(3)
The number of shares of Common Stock beneficially owned by Mr. Karp includes 3,600,000 shares of Common Stock which are subject to currently exercisable stock options.

(4)
Mr. Manolovici is currently self-employed in managing his private investment portfolio. Prior to June 1994, Mr. Manolovici served as a Managing Director of Soros Fund Management. The number of shares of Common Stock beneficially owned by Mr. Manolovici includes 4,000 shares of Common Stock which are subject to currently exercisable stock options.

(5)
The number of shares of Common Stock beneficially owned by Mr. O'Hagan includes (i) 408,000 shares of Common Stock which are subject to currently exercisable stock options, (ii) 4,068 shares of Common Stock owned by Mr. O'Hagan's spouse, and (iii) 28,838 shares of Common Stock owned by a family partnership of which Mr. O'Hagan is a general partner and in which Mr. O'Hagan or his spouse hold a 99% interest. Mr. O'Hagan disclaims beneficial ownership of the 4,068 shares of Common Stock owned by his spouse.

(6)
Mr. Fonzo has served as Vice President, General Counsel and Secretary of the Company since July 5, 2000. Prior thereto, Mr. Fonzo had been General Counsel, Consumer Packaging, for International Paper Company, since 1998, and Senior Counsel, International Paper Company, since 1995.

(7)
Mr. Harris served (i) as Division Manager of the Company's Standard Products Division from May 1, 1997 through July 11, 2000 and (ii) as Controller, Standard Products Division from December 1995 to May 1, 1997. The number of shares of common stock beneficially owned by Mr. Harris includes 34,100 shares of Common Stock which are subject to currently exercisable stock options.

(8)
Mr. McKee served (i) as Vice President—Business Development/Investor Relations of the Company from December 14, 1995 to February 11, 1999, (ii) as Treasurer of the Company from November 8, 1991 to December 14, 1995 and (iii) as Assistant Secretary of the Company from August 28, 1991 to December 14, 1995. The number of shares of Common Stock beneficially owned by Mr. McKee includes 28,900 shares of Common Stock which are subject to currently exercisable stock options.

(9)
Mr. Nyman served as Vice President—Manufacturing/Management Engineering of the Company from July 7, 1993 to February 11, 1999. The number of shares of Common Stock beneficially owned by Mr. Nyman includes 54,600 shares of Common Stock which are subject to currently exercisable stock options.

    During 2000, the Board of Directors held five meetings and took action three times by unanimous written consent. The Board of Directors established a standing Audit Committee and a Compensation Committee at its organizational meeting on February 13, 1991. On May 13, 1991, the Board of Directors created two committees (the "Plan Committees") to be responsible for administering the Company's 1991 Employee Stock Purchase Plan and the Company's 1991 Incentive Stock Option Plan. On November 16, 1993, the Board of Directors established a standing Nominating Committee. On May 12, 1994, the Board of Directors created two committees to be responsible for administering the Company's 1994 Stock Option Plan and the Company's 1994 Non-Employee Director Stock Option Plan, and on February 12, 1998 created a committee to be responsible for administering the Company's 1998 Stock Option Plan (collectively, the "Option Plan Committees"). During 2000, no director attended fewer than 75% of the total number of meetings of the Board and all committees on which he served.

    The Audit Committee is composed of three directors who are not officers or employees of the Company: Gary S. Gladstein, G. E. Manolovici and Robert Hodes. During 2000, the Audit Committee met three times. The Board of Directors has determined that the members of the Audit Committee are independent, as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards. The Audit Committee (i) makes recommendations to the Board of Directors regarding the appointment of the Company's independent accountants, (ii) reviews and approves any major change in the Company's accounting policy, (iii) reviews the scope and results of the independent audit, (iv) reviews and considers the independence of the accountants, (v) reviews the effectiveness of the Company's internal audit procedures and personnel, (vi) reviews the Company's policies and procedures for compliance with disclosure requirements concerning conflicts of interest and the prevention of unethical, questionable or illegal payments, and (vii) makes such reports and recommendations to the Board of Directors as it may deem appropriate. Attached as Exhibit A to this Proxy Statement is a copy of the written charter adopted by the Board of Directors.

    The Compensation Committee is composed of two directors who are not officers or employees of the Company: Gary S. Gladstein and G.E. Manolovici. These same directors also serve as members of the Plan Committees and Option Plan Committees. The Compensation Committee (i) reviews management compensation standards and practices and (ii) makes such recommendations to the Board of Directors as it deems appropriate. During 2000, the Compensation Committee and the Option Plan Committees held two meetings.

    The Nominating Committee is composed of two directors who are not officers or employees of the Company: Robert Hodes and G.E. Manolovici. The Nominating Committee makes recommendations to the Board of Directors regarding director candidates and criteria for Board membership. During 2000, the Nominating Committee held one meeting. The Nominating Committee does not consider individuals nominated by stockholders for election to the Board. However, under the Company's Bylaws, nominations for the election of directors may be made by a qualifying stockholder, but only if written notice of such stockholder's intent to make such nomination has been received by the Secretary of the Company at the Company's principal place of business (8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125) not less than 60 days and not more than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting (unless the annual meeting date is advanced by more than thirty days or delayed by more than sixty days, in which case different deadlines apply), and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, not earlier than 90 days prior to the special meeting and not later than the later of (a) 60 days prior to such special meeting or (b) the tenth day following the day on which public announcement is first made of the date of the special meeting, provided that in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary of the Company not later than the tenth day following the day on which such public announcement is first made by the Company. To be a qualifying stockholder, the stockholder must be a stockholder of record at the time the notice was delivered to the Secretary of the Company. Each such notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A (or successor provisions) under the Securities Exchange Act of 1934, including such person's written consent to be named in the proxy statement as a nominee and serving as a director if elected; (b) as to any other business that the stockholder desired to be brought before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, and (ii) the class and number of shares of Common Stock which are owned beneficially and of record by such stockholder and such beneficial owner. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Director Compensation

    During 2000, Directors of the Company who were not employed by the Company received an annual fee for serving on the Company's Board of Directors of $25,000, plus a fee of $1,000 per Board and $750 per Audit, Compensation or Nominating Committee meeting attended by such Director, plus reimbursement for such Director's expenses incurred in connection with any such Board or Committee meeting, except no Committee meeting fees were paid for meetings held in conjunction with a Board of Directors meeting. In addition, the Chairman of the Audit, Compensation and Nominating Committees receives an annual fee of $2,500.

    Under the Company's 1994 Non-Employee Director Stock Option Plan, each member of the Company's Board of Directors who is neither an employee nor an officer of the Company is automatically granted each year on the date of the Company's Annual Meeting of Stockholders, without further action by the Board, an option to purchase 2,000 shares of Common Stock at the fair market value of the Common Stock on the date the option is granted. As of March 13, 2001, options to purchase 14,000 shares of Common Stock were outstanding under the Company's 1994 Non-Employee Director Stock Option Plan.

Board of Directors' Affiliations

    Mr. Hodes is Counsel to the law firm of Willkie Farr & Gallagher, which provided legal services to the Company during 2000.

EXECUTIVE COMPENSATION

    The following table summarizes the annual and long-term compensation for services in all capacities for the Company for the fiscal years 2000, 1999 and 1998, of those persons who were, at December 30, 2000, (i) the chief executive officer, and (ii) the other four most highly compensated executive officers of the Company (collectively, the "Named Officers").

    Summary Compensation Table

		Annual Compensation					Long Term Compensation
Name and Principal Position	Year	Salary		Bonus(1)		Other Annual Compensation(2)	Securities Underlying Options(#)	All Other Compensation(3)
Harvey L. Karp Chairman of the Board	2000 1999 1998	$ $ $	763,048 693,680 630,630	$ $ $	763,048 1,144,572 630,630
William D. O'Hagan President and Chief Executive Officer	2000 1999 1998	$ $ $	520,260 472,966 429,962	$ $ $	494,247 756,746 408,464		200,000	$ $ $	24,583 16,611 11,081
Roy C. Harris Vice President and Chief Information Officer	2000 1999 1998	$ $ $	160,000 146,967 142,000	$ $ $	84,500 147,271 105,850		5,000 12,500 10,000	$ $ $	12,502 10,794 7,761
Kent A. McKee Vice President and Chief Financial Officer	2000 1999 1998	$ $ $	175,000 149,949 120,000	$ $ $	91,250 149,954 88,500		7,500 7,500 7,500	$ $ $	7,700 7,146 6,102
Lee R. Nyman Senior Vice President— Management Engineering	2000 1999 1998	$ $ $	185,000 178,020 172,000	$ $ $	114,900 207,262 131,000		10,000 15,000 23,000	$ $ $	8,204 9,589 6,857

(1)
Includes all amounts earned for the respective years, even if deferred under the Company's Executive Deferred Compensation Plan.

(2)
Perquisites and other personal benefits received by each Named Officer in 2000 aggregated below the required disclosure threshold.

(3)
Consists of the following amounts for 2000: (a) $5,250 contributed on behalf of Messrs. O'Hagan, Harris, McKee and Nyman, respectively, as matching contributions under the Company's Executive Deferred Compensation Plan; and (b) $19,333, $7,252, $2,450, and $2,954 for Messrs. O'Hagan, Harris, McKee and Nyman, respectively, representing the portion of interest credits on deferred compensation accounts under the Company's Executive Deferred Compensation Plan that are deemed by rules of the Securities and Exchange Commission to be at above-market rates.

Option Grants

    Shown below is further information on options granted during the fiscal year ended December 30, 2000, to the Named Officers.

Option Grants in Last Fiscal Year

							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Individual Grants
		% of Total Options Granted to Employees in Fiscal Year
Name	Number of Securities Underlying Options Granted (#)		Exercise or Base Price ($/Sh)		Market Price on Date of Grant ($/Sh)	Expiration Date	9% ($)	10% ($)
Harvey L. Karp	—	—	—		—	—	—	—
William D. O'Hagan	—	—	—		—	—	—	—
Roy C. Harris	5,000	3.86%	$23,656	(1)	$23,656	12/21/10	74,386	188,503
Kent A. McKee	7,500	5.89%	$23,656	(1)	$23,656	12/21/10	111,579	282,754
Lee R. Nyman	10,000	7.7%	$23,656	(1)	$23,656	12/21/10	148,773	377,005

(1)
These options were granted under the Company's 1998 Stock Option Plan at 100% of the fair market value of the Common Stock at time of grant, which, in accordance with the terms of the 1998 Stock Option Plan, is the mean between the highest and lowest sale price of the Common Stock on the last preceding trading date. For purposes of determining the potential realizable value of these options, the mean between the highest and lowest sale price of the Common Stock on the trading date immediately preceding the date of grant was used as the date of grant market price. These options vest ratably over a five-year term, with the first 20% vesting on December 21, 2001.

Aggregated Option Exercises in Last Fiscal Year and
Option Values at December 30, 2000

Number of Securities Underlying Unexercised Options at Dec. 30, 2000(#)
Value of Unexercised In-the-Money Options at Dec. 30, 2000($)(*)
Shares Acquired on Exercise(#)
Name		Value Realized($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Harvey L. Karp			3,600,000/0	89,229,600/0
William D. O'Hagan	200,000	5,518,875	408,000/192,000	4,684,395/1,764,000
Roy C. Harris			34,100/26,400	356,967/70,470
Kent A. McKee			28,900/21,600	337,254/63,855
Lee R. Nyman			54,530/41,470	602,040/106,427

*
Represents the difference between the closing price of the Common Stock on the last trading day prior to December 30, 2000 and the exercise price of the options.

    The Company did not award stock appreciation rights to any executive officer during 2000, nor was any award made under any long-term incentive plan. The Company does not have a defined benefit or actuarial plan covering the Chief Executive Officer or any of the Named Officers.

Employment Contracts and Termination of Employment Arrangements

    Effective as of September 17, 1997, the Company amended and restated Harvey L. Karp's then existing employment agreement (as amended and restated, the "Karp Employment Agreement"). The Karp Employment Agreement has a three-year rolling term which is automatically extended so that the unexpired term on any date is always three years, unless either party gives written notice of his or its intention not to extend the term. The Karp Employment Agreement provides for Mr. Karp to serve as Chairman of the Board of Directors of the Company. Under the terms of the Karp Employment Agreement, Mr. Karp is to receive (i) an annual base salary of $606,373 (to be adjusted upward annually at a rate commensurate with increases granted to other key executives), and (ii) a discretionary cash incentive bonus consistent with the executive bonus program which the Company establishes for other key executives. In addition, Mr. Karp is to receive reimbursement for reasonable business and travel expenses incurred in the performance of his duties and will participate in all bonus, incentive, stock option, pension, disability and health plans and programs and all fringe benefit plans maintained by the Company in which senior executives participate.

    Under the terms of the Karp Employment Agreement, Mr. Karp's employment may be terminated by the Company without Cause (as defined in the Karp Employment Agreement) or by Mr. Karp for Good Reason (as defined in the Karp Employment Agreement) upon appropriate written notice. In either such event, Mr. Karp will continue to receive his then-current base salary as if his employment had continued for the remainder of the then current three-year term and an annual bonus for the remainder of the then current three-year term equal to the average bonus for the three calendar years immediately preceding the written notice of termination. In addition, all outstanding unvested Company stock options then held by Mr. Karp will immediately vest and become exercisable and Mr. Karp will continue to participate in the Company's health plans and programs at the Company's expense for the remainder of such three-year term.

    Mr. Karp may resign voluntarily without Good Reason upon appropriate written notice to the Company. In such event, Mr. Karp will be entitled to receive any accrued but unpaid base salary and, at the Company's discretion, a bonus for the calendar year in which his resignation without Good Reason occurs. The Company may terminate Mr. Karp's employment for Cause (as defined in the Karp Employment Agreement) upon appropriate written notice. In such event, Mr. Karp will forfeit all existing Company stock options, but such options shall remain exercisable for the 30-day period following Mr. Karp's receipt of the written notice. Mr. Karp may terminate his employment for any reason within six months following a Change in Control (as defined in the Karp Employment Agreement). In such event, the Company will pay to Mr. Karp a lump sum amount equal to (i) three times his then current base salary, and (ii) three times his average annual bonus for the three calendar years immediately preceding the date of termination. In addition, all outstanding unvested options then held by Mr. Karp shall become immediately exercisable. In the event that any Payment (as defined in the Karp Employment Agreement) would be subject to the excise tax imposed by the "Golden Parachute" regulations, Mr. Karp would be entitled to a gross-up payment from the Company to cover such taxes.

    Effective as of May 12, 2000, the Company amended and restated William D. O'Hagan's then existing employment agreement (as amended and restated, the "O'Hagan Employment Agreement"). The

O'Hagan Employment Agreement provides for Mr. O'Hagan to serve as President and Chief Executive Officer of the Company for a rolling three-year term, which is automatically extended so that the unexpired term on any date is always three years, unless either party gives written notice of his or its intention not to extend the term (the "Employment Period"). Under the terms of the O'Hagan Employment Agreement, Mr. O'Hagan is to receive (i) an annual base salary of $413,430 (to be adjusted upward annually at a rate commensurate with increases granted to other key executives), and (ii) a discretionary cash incentive bonus consistent with the executive bonus program which the Company establishes for other key executives. In addition, Mr. O'Hagan is to receive reimbursement for reasonable business and travel expenses incurred in the performance of his duties and will participate in all bonus, incentive, stock option, pension, disability and health plans and programs and all fringe benefit plans maintained by the Company in which senior executives participate.

    Under the terms of the O'Hagan Employment Agreement, Mr. O'Hagan's employment may be terminated by the Company without Cause (as defined in the O'Hagan Employment Agreement) or by Mr. O'Hagan for Good Reason (as defined in the O'Hagan Employment Agreement) upon appropriate written notice. In either such event, Mr. O'Hagan will continue to receive his then-current base salary as if his employment had continued for the remainder of the Employment Period and an annual bonus for the remainder of the Employment Period equal to the average bonus for the three calendar years immediately preceding the written notice of termination. In addition, all outstanding unvested Company stock options then held by Mr. O'Hagan will immediately vest and become exercisable and Mr. O'Hagan will continue to participate in the Company's health plans and programs at the Company's expense until he reaches age 65.

    Mr. O'Hagan may resign voluntarily without Good Reason upon appropriate written notice to the Company. In such event, Mr. O'Hagan will be entitled to receive any accrued but unpaid base salary and, at the Company's discretion, a bonus for the calendar year in which his resignation without Good Reason occurs. The Company may terminate Mr. O'Hagan's employment for Cause (as defined in the O'Hagan Employment Agreement) upon appropriate written notice. If Mr. O'Hagan's employment is terminated for Cause or if Mr. O'Hagan voluntarily resigns for any reason other than Good Reason, his right to receive his base salary, bonus, and any other compensation and benefits to which he would otherwise be entitled under the O'Hagan Employment Agreement shall be forfeited as of the date of termination. Mr. O'Hagan may terminate his employment for any reason within six months following a Change in Control (as defined in the O'Hagan Employment Agreement). In such event, the Company will pay to Mr. O'Hagan a lump sum amount equal to (i) his then current base salary multiplied by the number of years (including partial years) then remaining in the Employment Period, and (ii) his average annual bonus for the three calendar years immediately preceding the date of termination multiplied by the number of years (including partial years) then remaining in the Employment Period. In addition, all remaining unvested options previously granted to Mr. O'Hagan shall become immediately exercisable.

    The Company does not have any other employment agreements with Named Officers. Except as set forth above, the Company has no compensatory plan or arrangement with respect to any Named Officer which would result in severance or change-in-control payments in excess of $100,000.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS(1)

    The Audit Committee of the Board of Directors oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

    The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services provided by the independent auditors with the auditor's independence.

    The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 30, 2000, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection as the Company's independent auditors, Ernst & Young LLP, for the fiscal year ending December 29, 2001.

Gary S. Gladstein, Chairman of Audit Committee
Robert B. Hodes
G. E. Manolovici

(1)
This Section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

    Base compensation payable to Mr. Karp, the Company's Chairman, and to Mr. O'Hagan, its Chief Executive Officer, is principally governed by the terms of their employment agreements. These agreements provide for minimum base compensation of $606,373 for Mr. Karp and $413,430 for Mr. O'Hagan effective as of September 17, 1997. Effective at the beginning of the 2000 fiscal year, the base compensation payable to each of Messrs. Karp and O'Hagan was increased by ten percent, which reflected the Company's growth over the last three years in sales and pre-tax profits and the fact that, during that time period, the base salary of Messrs. Karp and O'Hagan had increased only modestly.

    The employment agreements for Messrs. Karp and O'Hagan also provide for payment of an annual discretionary cash bonus consistent with the executive bonus program which the Company establishes for other key executives. For 2000, Messrs. Karp and O'Hagan were awarded discretionary bonuses in the amount of 100% and 95%, respectively, of their gross wages (excluding bonuses for 1999 which were paid in 2000, and certain other miscellaneous items). The bonuses paid to Messrs. Karp and O'Hagan were recommended by the Compensation Committee and approved by the Board of Directors, based on the favorable assessment of their contributions to the Company's growth and profitability in 2000.

    The Compensation Committee increased base compensation payable to other executive officers at the beginning of 2000 by an average of approximately 3.5%, based on recommendations from Messrs. Karp and O'Hagan, as well as the Company's positive operating results. Bonuses paid to officers other than Messrs. Karp and O'Hagan for 2000 did not exceed 118% of gross wages (excluding bonuses for 1999 which were paid in 2000, and certain other miscellaneous items). This percentage reflects a bonus payment to a newly elected officer whose bonus payment was guaranteed at a minimum amount and another newly elected officer whose bonus was calculated as if he were employed for the full 2000 fiscal year. These bonuses were paid pursuant to (i) the Company's 2000 bonus program, which provided for bonuses to be paid based on the Company's attainment of income targets for fiscal 2000, and (ii) discretionary bonuses in the amount of $15,000 or less paid to certain Company officers.

    The Compensation Committee periodically grants stock options to executive officers and other key employees as part of the Company's overall executive compensation program. During the 2000 fiscal year, the Compensation Committee granted options to acquire an aggregate of 25,000 shares of Common Stock to executive officers other than Messrs. Karp and O'Hagan, based in part on recommendations from Messrs. Karp and O'Hagan. When granting options to executive officers, the Compensation Committee considers the total number of shares available under the Company's option plans, the number of options previously granted to such officers, Company and individual performance, and each officer's level of responsibility within the Company. However, no specific corporate or individual performance factors are used. The Compensation Committee believes that stock options are an integral part of the Company's executive compensation program, which motivate executives to practice long-term strategic management, and align their financial interests with those of the Company's stockholders.

    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of compensation paid to each of the Named Officers to $1 million per year, subject to certain exceptions. The Compensation Committee is comprised of "outside" directors and the Company's 1998 Stock Option Plan has been structured so that compensation attributable to options will qualify as "performance based" compensation, which is excluded from the determination of the annual maximum deductible amount. If, because of competitive factors, individual performance or changes in tax provisions, the Compensation

Committee determines that it is appropriate to pay one or more executive officers compensation in excess of the annual maximum deductible amount, the Compensation Committee would expect to authorize such compensation. During 2000, Mr. Karp's annual cash compensation exceeded the maximum deductible amount.

GARY S. GLADSTEIN	G. E. MANOLOVICI, CHAIRMAN

CORPORATE PERFORMANCE GRAPH

    The following table compares total stockholder return since December 31, 1995 to the Dow Jones Equity Market Index ("Equity Market Index") and the Dow Jones Building Material Index ("Building Material Index"). Total return values for the Equity Market Index, the Building Material Index and the Company were calculated based on cumulative total return values assuming reinvestment of dividends. The Common Stock is traded on the New York Stock Exchange under the symbol MLI.

	12/31/95	12/28/96	12/27/97	12/26/98	12/25/99	2/30/00
Mueller Industries, Inc	100	127	186	141	230	188
Dow Jones Equity Market Index	100	125	156	200	246	226
Dow Jones Building Material Index	100	119	144	165	138	142

CERTAIN RELATIONSHIPS AND
TRANSACTIONS WITH MANAGEMENT

    On December 21, 2000, the Company purchased 43,320 shares of Common Stock from Mr. Nyman for $23.50 per share. The purchase price was $.125 below the closing price on the New York Stock Exchange on that date.

APPOINTMENT OF AUDITORS

    Ernst & Young LLP ("E & Y") has, upon the recommendation of the Company's Audit Committee, been selected and appointed by the Board of Directors to audit and certify the Company's financial statements for the fiscal year ending December 29, 2001, subject to ratification by the Company's stockholders. If the appointment of E & Y is not ratified by the stockholders at the Annual Meeting, the Board of Directors will reconsider its action and will appoint auditors for the 2001 fiscal year without further stockholder action. Further, even if the appointment is ratified by stockholder action, the Board of Directors may at any time in the future in its discretion reconsider the appointment without submitting the matter to a vote of stockholders. It is expected that representatives of E & Y will be in attendance at the Annual Meeting and will be available to answer questions and to make a statement if they desire to do so.

    During the Company's fiscal year ending December 30, 2000, fees were incurred as follows: Annual audit—$597,000; all other fees—$1,400,000, which included audit related services—$561,000; and non-audit services—$839,000. The Company did not engage E & Y to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 30, 2000.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS OF THE COMPANY.

STOCKHOLDER NOMINATIONS FOR BOARD MEMBERSHIP
AND OTHER PROPOSALS FOR 2002 ANNUAL MEETING

    It is anticipated that the next Annual Meeting after the one scheduled for May 10, 2001 will be held on or about May 10, 2002. The Company's Bylaws require that, for nominations of directors or other business to be properly brought before an Annual Meeting, written notice of such nomination or proposal for other business must be furnished to the Company. Such notice must contain certain information concerning the nominating or proposing stockholder and information concerning the nominee and must be furnished by the stockholder (who must be entitled to vote at the meeting) to the Secretary of the Company, in the case of the annual Meeting of Stockholders to be held in 2002 no earlier than February 9, 2002 and no later than March 11, 2002. A copy of the applicable provisions of the Bylaws may be obtained by any stockholder, without charge, upon written request to the Secretary of the Company at the address set forth below.

    Since the Company did not receive timely notice of any stockholder proposal for the 2001 Annual Meeting, it will have discretionary authority to vote on any stockholder proposals presented at such meeting.

    In addition to the foregoing, and in accordance with the rules of the Securities and Exchange Commission, in order for a stockholder proposal, relating to a proper subject, to be considered for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting to be held in 2002, such proposal must be received by the Secretary of the Company by November 15, 2001 in the form required under and subject to the other requirements of the applicable rules of the Securities and Exchange Commission. If the date of the Annual Meeting to be held in 2002 is changed to a date more than 30 days earlier or later than May 10, 2002, the company will inform the stockholders in a timely fashion of such change and the date by which proposals of stockholders must be received for inclusion in the proxy materials. Any such proposal should be submitted by certified mail, return receipt requested, or other means, including electronic means, that allow the stockholder to prove the date of delivery.

OTHER MATTERS TO COME BEFORE
THE MEETING

    If any matter not described herein should properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by them as they deem appropriate. At the date of this Proxy Statement, the Company knew of no other matters which might be presented for stockholder action at the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING

    Based solely upon its review of Forms 3 and 4 received by it and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 2000 all filing requirements applicable to its officers, directors and ten percent shareholders were complied with, except that Mr. Harris was thirteen days late in filing a Form 3 after becoming an officer of the Company on July 5, 2000.

OTHER INFORMATION

    Consolidated financial statements for the Company are included in the Annual Report to Stockholders for the year ended December 30, 2000 that accompanies this Proxy Statement. These financial statements are also on file with the Securities and Exchange Commission, 450 Fifth Avenue, N.W., Washington, D.C. 20549 and with the New York Stock Exchange.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED FOR THE FISCAL YEAR ENDED DECEMBER 30, 2000 (EXCLUDING EXHIBITS) WILL BE FURNISHED, WITHOUT CHARGE, BY WRITING TO JOHN P. FONZO, SECRETARY, MUELLER INDUSTRIES, INC., AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS (8285 TOURNAMENT DRIVE, SUITE 150, MEMPHIS, TENNESSEE 38125).

                      By order of the Board of Directors
                      John P. Fonzo
                      Corporate Secretary

EXHIBIT A

AUDIT COMMITTEE CHARTER

Organization

    There shall be an Audit Committee of the Board of Directors composed of three or more directors, as the Board of Directors may determine from time to time, each of whom shall be financially literate and shall otherwise comply with the independence requirements of the New York Stock Exchange, Inc. In addition, at least one member of the Audit Committee must have accounting or related financial management expertise and one of the members of the Audit Committee shall be elected Committee Chairman by the Board of Directors.

Statement of Policy

    The Audit Committee shall assist the Board in fulfilling its responsibility relating to the Company's accounting, reporting practices, and the quality and integrity of its financial reports. The Audit Committee shall endeavor to maintain free and open communication between the Board, the independent auditors, the internal auditors, and the financial management of the Company.

    The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in the Company's proxy statement).

    The Committee should have a clear understanding with the independent auditors that the independent auditors must maintain an open and transparent relationship with the Audit Committee and that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee.

Responsibilities

    The Audit Committee's policies and procedures should remain flexible in order to best react to changing conditions and to help ensure that the Company's accounting and reporting practices accord with all requirements and are of the highest quality.

    In carrying out its responsibilities, the Audit Committee shall:

  •
  Meet at least three times a year, or more often if circumstances so require.

  •
  Inquire as to the independence of the independent auditors and obtain from the independent auditors, on a periodic basis, a formal written statement delineating all relationships between the independent auditors and the Company. In addition, the Audit Committee shall review the extent of non-audit services provided by the independent auditors in relation to the objectivity needed in the independent audit and recommend that the Board take appropriate action in response to the independent auditors' written statement to satisfy the Board as to the independent auditors independence.

  •
  Review and recommend to the Board the independent auditors to be selected to audit the financial statements.

  •
  Meet with the independent auditors and the financial management of the Company to review the scope of the audit proposed for the current year and the audit procedures to be utilized, and at its conclusion review the audit with the Audit Committee. Upon completion of the audit and following each interim review of the Company's financial statements, the Audit Committee or its Chairman should also discuss with the independent auditors all matters required to be communicated to the Audit Committee under generally accepted auditing standards, including the judgments of the independent auditors with respect to the quality, not just the acceptability, of the Company's accounting principles and underlying estimates in the financial statements.

  •
  Review with the independent auditors, internal auditors, and the Company's financial and accounting personnel, the adequacy of the accounting and financial controls, and elicit any recommendations for improvement or particular areas where augmented controls are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any activity that might be unethical or otherwise improper.

  •
  Review the internal audit function including the independence and authority of its reporting obligations, the audit plans proposed for the coming year, and the coordination of such plans with the work of the independent auditors.

  •
  Periodically review a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

  •
  Review the financial statements contained in the annual report with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements. Any year-to-year changes in accounting principles or practices should be reviewed.

  •
  Provide sufficient opportunity for the internal and independent auditors to meet with the Audit Committee without management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the financial, accounting, and auditing personnel, and their cooperation during the audit.

  •
  Submit the minutes of its meetings to, or discuss the matters discussed at each meeting with, the Board.

  •
  Investigate any matter brought to its attention within the scope of its duties, with the power to retain professional advice for this purpose if, in its judgment, that is appropriate.

MUELLER INDUSTRIES, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS – MAY 10, 2001
This Proxy is Solicited on Behalf of the Board of Directors

/ / I plan to attend the meeting.

1. Election of Directors.	/ / FOR all nominees (except as indicated to the contrary)	/ / WITHHOLD AUTHORITY to vote for all nominees.
Nominees: Gary S. Gladstein, Robert B. Hodes, Harvey L. Karp, G.E. Manolovici and William D. O'Hagan.
(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2. Approve the appointment of Ernst & Young LLP as auditors of the Company.	/ / FOR/ / AGAINST/ / ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" IN ITEM 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued on reverse side)

MUELLER INDUSTRIES, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS – MAY 10, 2001

   The undersigned hereby appoints John P. Fonzo and Kent A. McKee, and each of them, Proxies, with full power of substitution in each, to represent and to vote, as designated, all shares of Common Stock of Mueller Industries, Inc., that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 10, 2001, and at all adjournments thereof, upon and in respect of the matters set forth on the reverse side hereof, and in their discretion upon any other matter that may properly come before said meeting.

                      Dated: ________________________, 2001

                      ______________________________________________________________________________
                      Signature

                      ______________________________________________________________________________
                      Signature if held jointly

                      Please sign exactly as your name appears to the left. When shares are held jointly, each shareholder named should sign. When signing as attorney, executor, administrator, trustee or guardian, you should so indicate when signing. If a corporation, please sign in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

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SOLICITATION OF PROXIES
VOTING SECURITIES
PRINCIPAL STOCKHOLDERS
ELECTION OF DIRECTORS
OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS AND INFORMATION ABOUT DIRECTOR NOMINEES
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Option Values at December 30, 2000
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
CORPORATE PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT
APPOINTMENT OF AUDITORS
STOCKHOLDER NOMINATIONS FOR BOARD MEMBERSHIP AND OTHER PROPOSALS FOR 2002 ANNUAL MEETING
OTHER MATTERS TO COME BEFORE THE MEETING
SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING
OTHER INFORMATION
AUDIT COMMITTEE CHARTER